Exhibit 3.59

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FIDELITY NATIONAL LOAN PORTFOLIO SOLUTIONS, LLC”, CHANGING ITS NAME FROM “FIDELITY NATIONAL LOAN PORTFOLIO SOLUTIONS, LLC” TO “LPS PORTFOLIO SOLUTIONS, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 2008, AT 1:06 O’CLOCK P. M.

4335374 8100

080865660
You may verify this certificate online
at corp, delaware. gov/authver. shtml

Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6787360

DATE: 08-12-08

State of Delaware
Secretary of State
Division or Corporations
Delivered 01:59 PM 08/12/2008
FILED 01:06 PM 08/12/2008
SRV 080865660 — 4335374 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability Company: Fidelity National Loan Portfolio Solutions, LLC
2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
Article First is hereby amended to read as follows: The name of the limited liability company is LPS Portfolio Solutions, LLC
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of August, A.D. 2008.

By:	/s/ Todd C. Johnson
Authorized Person(s)

Name:	Todd C. Johnson
Print or Type
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:05 PM 04/16/2007
FILED 03:05 PM 04/15/2007
SRV 070438404 - 4335374 FILE
State of Delaware
Limited Liability Company
Certificate of Formation
•	First: The name of the limited liability company is: Fidelity National Loan Portfolio Solutions, LLC.

•	Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this April 10, 2007.

By:	/s/ Todd C. Johnson
Authorized Person

Name:	Todd C. Johnson